Exhibit 2

EXECUTION VERSION

Note Purchase Agreement

June 11, 2021

Allianz Global Investors U.S. LLC

600 West Broadway, 29th Floor

San Diego, CA 92101

Re:	Sale of Iconix Brand Group, Inc. Convertible Senior Notes

Ladies and Gentlemen:

The undersigned (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Annex A.1 hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is purchasing Notes (as defined below) hereunder, an “Investor”) enters into this note purchase agreement (the “Agreement”) with Allianz Global Investors U.S. LLC (the “Seller”), whereby the Investor will purchase (the “Note Purchase”) the outstanding 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 of Iconix Brand Group, Inc. (the “Company”) (the “Notes”), issued pursuant to that certain Indenture, dated as of February 22, 2018 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) as set forth in Annex A.1 hereto.

The Undersigned understands that the Note Purchase is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Note Purchase is being made only to Investors who are both (i) an institutional “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) and either (a) an institutional account (as defined in FINRA Rule 4512(c)) or (b) a qualified purchaser (as defined in Section 2(a)(51)(A) of the Investment Company Act, as amended) (each Investor meeting the requirements of this clause (i), an “IAI”) and (ii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act.

The Seller understands that contemporaneously with the execution and delivery of this Agreement, the Undersigned (and/or certain of its affiliates) and the Company are entering into an Agreement and Plan of Merger of even date herewith (as amended, restated, supplemented or modified from time to time, the “Merger Agreement”).

1.                  Note Purchase. On the terms and subject to the conditions of this Agreement, the Undersigned hereby agrees to cause each Investor to purchase from the Seller, and the Seller hereby agrees to sell to each Investor, Notes having an aggregate principal amount as set forth in Annex A.1 under the column “Principal Amount of Purchased Notes” (such Notes, the “Purchased Notes”) for an aggregate purchase price in cash for such Purchased Notes (the “Notes Purchase Price”) equal to the amount set forth under the column “Total Purchase Price” in Annex A.1 .

2.                  The Closing. The closing of the Note Purchase (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures on the second business day following the date hereof (the “Closing Date”).

3.                  The Terms of the Note Purchase; Closing Mechanics.

(a)               The Depository Trust Company (“DTC”) will act as securities depositary for the Notes. At or prior to the times set forth in the Settlement Procedures set forth in Annex B hereto (the “Settlement Procedures”), each Investor shall transfer the Notes Purchase Price, less any applicable deduction or withholding, by wire of immediately available funds to an account designated by the Seller in the Settlement Procedures.

(b)               On the terms and subject to the conditions of this Agreement, including the conditions precedent set forth in Section 7 hereof, at the Closing, the Seller (A) shall deliver or cause to be delivered to the Investors by book-entry transfer through the facilities of DTC for the account/benefit of the Investor via Deposit/Withdrawal at Custodian (“DWAC”) as set forth in Annex B (or pursuant to such other DTC delivery procedures, as permitted by applicable procedures of DTC and the Trustee, as the Seller may notify the Undersigned at least one business day prior to the Closing Date) all right, title and interest in and to its Purchased Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto and (B) agrees that, upon the delivery described in clause (A) immediately above, the Investor will be a “protected purchaser” (within the meaning of Section 8-303 of the New York Uniform Commercial Code) of the Purchased Notes.

(c)               Notwithstanding anything to the contrary, Investor or its agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Seller or any other person such amounts as the Investor and its agent is required to deduct and withhold under the U.S. Internal Revenue Code, or any applicable tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

4.                  Representations and Warranties of the Seller. The Seller represents and warrants to the Undersigned and each Investor that:

(a)               Organization. The Seller is duly incorporated and is validly existing under the laws of the jurisdiction of its formation.

(b)               Due Authorization; No Violations or Consents. This Agreement has been duly authorized, executed and delivered by the Seller. At Closing, this Agreement and the consummation of the transactions contemplated in this Agreement will not (A) violate, conflict with or result in a breach of or default under (i) the Seller’s organizational documents, (ii) any material agreement or instrument to which the Seller is a party or by which the Seller or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Seller, except, in the case of clause (ii) and (iii) above, for any such violation, conflict, breach or default that would not, individually or in the aggregate, have a material adverse effect on the Seller or its ability to consummate the transactions contemplated in this Agreement, or (B) require any consent, approval, authorization or other order of, or qualification with, any court or any governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders or other securityholders of the Seller, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Purchased Notes are being offered or (ii) as has already been obtained.

(c)               Exemption from Registration. Assuming the accuracy of the representations and warranties of the Undersigned and each other Investor executing this Agreement, the sale of the Purchased Notes in the Note Purchase pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(d)               The Seller is the current beneficial owner of the Purchased Notes set forth in Annex A.1, which are all of the Notes beneficially owned by the Seller or any of its affiliates as of the date hereof. When the Purchased Notes are sold and transferred as provided herein, the Investor will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(e)               The Seller is a sophisticated participant in the transactions contemplated in this Agreement and has such knowledge, skill and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of selling and transferring the Purchased Notes, including sustaining any loss resulting therefrom without material injury. The Seller has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Seller has had access to (and has carefully reviewed) all materials it deems necessary to enable it to make an informed decision concerning the sale and transfer of the Purchased Notes. The Seller acknowledges and agrees that no statement or written material contrary to this Agreement has been made or given to the Seller by or on behalf of the Investors.

(f)                Neither the Undersigned nor any Investors has given any investment advice or rendered any opinion to the Seller as to whether a sale and transfer of the Purchased Notes is prudent or suitable, and the Seller is not relying on any representation, warranty or information (in any form, whether written or oral) furnished by or on behalf of the Undersigned nor any Investors.

(g)               The Seller acknowledges that it had access to sufficient information from publicly available sources or otherwise about the Company to make an informed investment decision in connection with the sale and transfer of the Purchased Notes. The Seller also acknowledge that it has (a) had the opportunity to ask questions and receive answers from the Undersigned, (b) been furnished with all other materials that the Seller considers relevant to the sale and transfer of the Purchased Notes and (c) been given the opportunity to fully perform its own due diligence, in each case, to the extent the Seller has determined adequate to sell and transfer the Purchased Notes.

(h)               In making its decision to sell and transfer the Purchased Notes, the Seller (a) has not relied on any investigation that the Undersigned or any Investors, or any person acting on their behalf, may have conducted with respect to the Company or the Purchased Notes and (b) has made its own investment decision regarding the Purchased Notes (including, without limitation, the income tax consequences of disposing of the Purchased Notes in light of the Seller’s particular situation and tax residence(s) as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information the Seller may have or which is publicly available) with respect to the Company, the Undersigned, the Investors and the Purchased Notes. The Seller agrees that it will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against the Undersigned or the Investors or any other person in respect of such taxes and payments.

(i)                 The Seller agrees and acknowledges that, in the absence of gross negligence, non-performance or bad faith on the part of the Investors, the Seller will not take any action or commence a proceeding or pursue any claim, cause of action, litigation, or investigation (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) against the Undersigned or the Investors resulting from, arising out of or in any manner connected with, directly or indirectly, any act or omission relating to performance of its obligations in connection with the sale and transfer of the Purchased Notes, and the Seller hereby releases and forever discharges, in the absence of gross negligence, non-performance or bad faith, the Undersigned and the Investors of and from any and all manner of actions, causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity in any way directly or indirectly arising out of, related to, or connected with any act or omission relating to performance of its obligations in connection with the sale of the Purchased Notes.

(j)                 The Seller acknowledges that the terms of the Note Purchase have been mutually negotiated between the Undersigned and the Seller. The Seller was given a meaningful opportunity to negotiate the terms of the Note Purchase.

(k)               As of the date hereof, excluding any Common Stock into which the Purchased Notes may be converted into, the Seller is the beneficial owner of, and has the right to vote and dispose of, the Common Stock set forth opposite its name on Annex C hereto (together with any other Common Stock with respect to which the Seller acquires beneficial ownership prior to the termination of this Agreement, collectively, the “Seller Shares”), which shares set forth on Annex C represent all of the shares of Common Stock beneficially owned by the Seller or any of its affiliates as of the date hereof. Shareholder owns the Seller Shares free and clear of any proxy, voting restriction, mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (other than (i) proxies and restrictions in favor of the Undersigned pursuant to this Agreement, and (ii) such transfer restrictions of general applicability as may be provided under applicable securities laws). Without limiting the foregoing, except for proxies and restrictions in favor of the Undersigned pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under applicable securities laws, the Seller has (and will have when issued) sole voting power and sole power of disposition with respect to the Seller Shares, with no restrictions on the Seller’s rights of voting or disposition pertaining thereto and no person other than the Seller has any right to direct or approve the voting or disposition of any Seller Shares pursuant to this Agreement. The Seller is not a party to any agreement, arrangement or understanding pursuant to which the Seller possesses (or has the ability to acquire), directly or indirectly, sole or shared voting or dispositive authority with respect to any Common Stock.

(l)       Seller acknowledges that the Investors and their respective affiliates may possess material non-public information not known to Seller regarding or relating to the Company or the Purchased Notes, including, but not limited to, information concerning the business, financial condition, results of operations, prospects, business strategy or restructuring plans of the Company. Seller acknowledges that none of the Investors nor their respective affiliates have disclosed any material non-public information to Seller and Seller acknowledges that it has not requested any such information be disclosed. Seller understands, based on its experience, the disadvantage to which Seller may be subject due to the disparity of information that may exist between Seller and the Investors and their respective affiliates, and agrees that none of the Investors nor their respective affiliates shall have any liability whatsoever (and Seller hereby waives and releases all claims that Seller may otherwise have) with respect to the nondisclosure of any such information, whether before or after the date of this Agreement.

5.                  Representations, Warranties and Covenants of the Investors. Each Investor (and, where specified below, the Undersigned) hereby represents and warrants to and covenants with the Seller that:

(a)               The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)               The Investor has full power and authority to (i) subscribe for and purchase from the Seller the Purchased Notes and (ii) enter into this Agreement and perform all obligations required to be performed by the Investor hereunder. If the Undersigned is executing this Agreement on behalf of Accounts, (x) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (y) Annex A.1 hereto is a true, correct and complete list of (I) the name of each Account, and (II) the Purchased Notes to be delivered to such Account.

(c)               This Agreement and the consummation of the transactions contemplated in this Agreement will not violate, conflict with or result in a breach of or default under (i) the Undersigned or the Investor’s organizational documents (if the Undersigned or the Investor is a corporation or other business entity), (ii) any agreement or instrument to which the Undersigned or Investor is a party or by which the Undersigned or Investor or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders, or any investment guideline or restriction, applicable to the Undersigned or the Investor.

(d)               The Undersigned is not acquiring the Purchased Notes as a nominee or agent or otherwise for any other person (other than the Investors, as applicable).

(e)               The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases, otherwise acquires or sells the Purchased Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor makes such purchases, acquisitions or sales, and the Seller shall have no responsibility therefor.

(f)                The Investor has received a copy of the Indenture. The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Note Purchase or the Company and its subsidiaries and the Seller does not take any responsibility for, and can provide no assurance as to the reliability of, any other information that may have been provided to the Investor.

(g)               The Investor understands and accepts that acquiring the Purchased Notes in the Note Purchase involves risks including, but not limited to, those that are customary in convertible notes and equity investments, and risks described in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), among others. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the Note Purchase and an investment in the Purchased Notes. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Purchased Notes and the consequences of the Note Purchase. The Investor has considered the suitability of the Purchased Notes as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the Purchased Notes.

(h)               The Investor confirms that the Seller has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Notes; or (2) made any representation to the Investor regarding the legality of an investment in the Purchased Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Note Purchase, the Investor is not relying on the advice or recommendations of the Seller, and the Investor has made its own independent decision that the investment in the Purchased Notes is suitable and appropriate for the Investor.

(i)                 The Investor is a sophisticated participant in the transactions contemplated in this Agreement and has such knowledge, skill and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Purchased Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Purchased Notes, including sustaining any loss resulting therefrom without material injury. The Investor is familiar with the business and financial condition and operations of the Company, has conducted its own investigation of the Company, the Purchased Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor has had access to (and has carefully reviewed) all materials it deems necessary to enable it to make an informed investment decision concerning the Note Purchase, and has had the opportunity to review (i) the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act (the “Public Filings”) and (ii) this Agreement (including any exhibits or annexes thereto) (the “Materials”). The Investor acknowledges and agrees that no statement or written material contrary to this Agreement has been made or given to the Investor by or on behalf of the Seller. The Investor has had an opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Note Purchase, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and the Materials, and has received answers thereto as the Investor deems necessary to enable it to make an informed investment decision concerning the Note Purchase and the Purchased Notes.

(j)                 The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Purchased Notes or the common stock of the Company (the “Common Stock”), including the Common Stock issuable upon conversion of the Purchased Notes, if any, or made any finding or determination concerning the fairness or advisability of such investment.

(k)               The Investor is an IAI and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Seller or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Note Purchase. The Investor acknowledges that the Seller may rely on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.

(l)                 The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(m)             The Investor is acquiring the Purchased Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchased Notes.

(n)               The Investor understands that the Seller is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the Note Purchase meets the requirements for the exemptions referenced in clause (p) below.

(o)               The Investor understands that the offer of the Purchased Notes has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that may depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Agreement. As a result, the Purchased Notes and the shares of Common Stock, if any, issuable upon conversion thereof may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the Investor hereby agrees that it will not sell the Purchased Notes other than in compliance with such transfer restrictions as applicable.

(p)               The Investor acknowledges and agrees that no public market exists for the Purchased Notes and that there is no assurance that a public market will ever develop for the Purchased Notes. In addition, the Investor acknowledges that it will receive a beneficial interest in a global note with restricted legends and a restricted CUSIP number issued under the Indenture, and agrees that the Purchased Notes and any shares of Common Stock issuable upon conversion thereof will be subject to a restricted CUSIP number and the respective restrictive legends set forth in the Indenture until such time as such restrictions cease to apply in accordance with the requirements set forth in the Indenture.

(q)               Each of the Undersigned and the Investor specifically acknowledges that the Seller would not enter into this Agreement or any related documents in the absence of the Undersigned’s and such Investor’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Seller, and a substantial portion of the consideration provided by the Undersigned and such Investor, in this transaction, and that the Seller would not enter into this transaction but for this inducement.

(r)                The Undersigned will (and will cause each Investor to, as applicable), upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Seller, the Trustee and/or the Transfer Agent to complete the Note Purchase.

(s)                The Undersigned understands that, unless the Undersigned notifies the Seller in writing to the contrary before the Closing, each of the Undersigned and each Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by the Undersigned.

(t)                 The Investor acknowledges that the terms of the Note Purchase have been mutually negotiated between the Investor and the Seller. The Investor was given a meaningful opportunity to negotiate the terms of the Note Purchase. The Investor had a sufficient amount of time to consider whether to participate in the Note Purchase and the Seller has not put any pressure on the Investor to respond to the opportunity to participate in the Note Purchase. The Investor did not become aware of the Note Purchase through any form of general advertising or, to its knowledge, general solicitation within the meaning of Rule 502 under the Securities Act.

(u)               The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

(v)               The Undersigned shall, no later than one business day after the date hereof, deliver to the Seller settlement instructions for each Investor substantially in the form of Annex A.2 hereto.

6.                  Seller Support Obligations.

(a)               Voting. The Seller hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company proposed to be taken, the Seller shall, in each case to the fullest extent that the Seller Shares are entitled to vote thereon or consent thereto: (i) appear at each such meeting or otherwise cause the Seller Shares to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted) solely in the Seller’s capacity as a stockholder of the Company, in person or by proxy covering, all of the Seller Shares against any Acquisition Proposal (as defined in the Merger Agreement) and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) or the other Transactions (as defined in the Merger Agreement) or the performance by the Company of its obligations under the Merger Agreement or by the Seller under this Section 6. For the avoidance of doubt, the obligations of the Seller specified in this Section 6(a) shall apply whether or not the Offer or the Merger or any action described above is recommended by the board of directors of the Company (or any committee thereof).

(b)               Tender. The Seller hereby agrees that, unless the Offer is earlier terminated or withdrawn by the Undersigned, it shall duly tender (and deliver any certificates evidencing) the Seller Shares, or the Seller Shares to be duly tendered, into the Offer promptly following, and in any event no later than the tenth business day following the commencement of the Offer, in accordance with the procedures set forth in the Offer Documents, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Seller agrees that once the Seller Shares are tendered into the Offer, the Seller shall not withdraw any Seller Shares from the Offer unless and until (i) the date that the Offer is terminated, withdrawn or expired or (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the mutual written agreement of the Seller and the Undersigned.

(c)               Proxy. The Seller hereby irrevocably appoints as its proxy and attorney-in-fact, the Undersigned (and/or its affiliates) and any person or persons designated by the Undersigned (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Seller Shares in accordance with this Section 6 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which any of the matters described in Section 6 is to be considered. This proxy is coupled with an interest, was given to secure the obligations of the Seller under this Section 6, was given as an additional inducement of the Undersigned to enter into this Agreement and shall be irrevocable, and the Seller shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Seller with respect to the Seller Shares. The power of attorney granted by the Seller herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Seller. The Undersigned may terminate this proxy with respect to the Seller at any time at its sole election by written notice provided to the Seller. The proxy granted by Seller pursuant to this Section 6.1(c) shall be automatically revoked upon the termination of this Agreement.

(d)               Restriction on Transfer; Proxies; Non-Interference; Stop Transfer; etc.  From the date hereof until any termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Merger Agreement or the Offer Documents (as defined in the Merger Agreement), the Seller shall not (other than pursuant to a judgment, decree, injunction, rule or order of any governmental authority), directly or indirectly (i) sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Seller Shares (or any right, title or interest thereto or therein) (a “Transfer”), (ii) deposit any Seller Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Seller Shares or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 6(d). Any Transfer in violation of this Section 6(d) shall be null and void. In furtherance of this Agreement, the Seller shall and hereby does authorize the Undersigned’s counsel to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of the Seller Shares (and that this Agreement places limits on the voting and transfer of the Seller Shares); provided, however, that any such stop transfer restriction shall terminate upon the termination of this Agreement in accordance with its terms.

(e)               Certain Adjustments to Seller Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Seller Shares or the acquisition by the Seller or any of its affiliates of other shares of Common Stock, (i) the Seller shall promptly notify the Undersigned in writing, (ii) the number of the Seller Shares shall be adjusted appropriately, (iii) promptly following any such acquisition by an affiliate (other than a Transfer which shall be governed by Section 6(d) above) the Seller shall cause such affiliate to duly execute and deliver to the Undersigned a joinder to this Agreement (in form and substance reasonably satisfactory to the Undersigned) and (iv) this Agreement and the obligations hereunder shall automatically attach to any additional shares of Common Stock issued to or acquired by the Seller or such affiliate, as applicable, and shall be deemed to be Seller Shares for all purposes hereunder.

(f)                The Company is an express third-party beneficiary of the Seller’s obligations under this Section 6, and the Company shall have the right to enforce the Seller’s obligations under this Section 6 (solely to the extent that the Undersigned has the right to enforce such obligations in accordance with the terms hereof) without the direction of the Undersigned.

7.                  Conditions to Obligations of the Investor and the Seller. The obligation of the Seller to deliver the Purchased Notes is subject to the satisfaction at or prior to the Closing of the conditions precedent that (a) the representations and warranties of the Undersigned and the Investor contained in Section 5 herein shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing and (b) the Undersigned has delivered the settlement instructions required under Section 5(v) above. The obligation of the Investor to deliver the Notes Purchase Price is subject to the satisfaction at or prior to the Closing of the conditions precedent that the representations and warranties of the Seller contained in Section 4 shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing.

8.                  Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9.                  Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Seller, the Undersigned or any Investor without the prior written consent of the other party.

10.              Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.              Taxation. The Seller acknowledges that, if the Seller is a United States person for U.S. federal income tax purposes, the Investor must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto or will be provided prior to Closing, and a certification, under penalty of perjury, that such TIN is correct, that the Seller is not subject to backup withholding and that the Seller is a United States person. The Seller further acknowledges that, if the Seller is not a United States person for U.S. federal income tax purposes, (1) the Investor must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that Seller’s foreign status and, if applicable, a tax certificate, in a form reasonably satisfactory to the Investors, regarding Seller’s exemption from any applicable U.S. federal income withholding tax and (2) it will obtain from the Company, dated as of the Closing Date and in form and substance reasonably acceptable to Investor, a duly executed certificate that meets the requirements of U.S. Treasury Regulations Section 1.1445-2(c)(3), along with a duly executed notice to the Internal Revenue Service pursuant to U.S. Treasury Regulations Section 1.897-2(h) certifying that the Company is not a U.S. real property holding corporation at any time during the past five year period.

12.              Waiver of Jury Trial. EACH OF THE SELLER, THE UNDERSIGNED AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.              Submission to Jurisdiction. Each of the Seller, the Undersigned and each Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be subject to the non-exclusive jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Seller, the Undersigned and each Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.              Venue. Each of the Seller, the Undersigned and each Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13. Each of the Seller, the Undersigned and each Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.              Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in the singular herein shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine herein shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

16.              Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

17.              Notices. All notices and other communications to the Seller provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Undersigned, the address provided in Annex A.2 (or such other address as either party shall have specified by notice in writing to the other):

If to the Seller:

Allianz Global Investors U.S. LLC

1633 Broadway, 43rd Floor

New York NY 10019

With a copy (which shall not constitute notice) to:

Allianz Global Investors U.S. LLC

600 West Broadway, 29th Floor

San Diego, CA 92101

Attn: Justin Kass, Managing Director

18.              Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

19.              Expenses. All fees and expenses incurred by each party hereto in connection with the matters contemplated by this Agreement shall be borne by the party incurring such fees and expenses, including the fees and expenses of any financial advisors, attorneys, accountants or other advisors retained by such party.

20.              Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

21.              Severability. If any term or provision (in whole or in part) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

22.              Termination. Prior to the Closing, the Undersigned may terminate this Agreement if there has occurred any breach or withdrawal by the Seller of any covenant, representation or warranty set forth in Section 4. From and after the Closing, this Agreement shall terminate upon the earlier of: (a) the Effective Time (as defined in the Merger Agreement) and (b) the termination of the Merger Agreement in accordance with its terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Undersigned: (in its capacities described in the first paragraph hereof) Iconix Acquisition LLC

By:	/s/ Christopher Rodi
	Name:	Christopher Rodi
	Title:	Authorized Individual

[Signature Page to Note Purchase Agreement]

This Agreement is confirmed and accepted by the Seller as of the date first written above.

Allianz Global Investors U.S. LLC

On behalf of the following funds:

Virtus AllianzGI Convertible & Income Fund

Virtus AllianzGI Convertible & Income Fund II

Virtus AllianzGI Income & Growth Fund

Allianz Income and Growth

By:	/s/ Justin Kass
	Name:	Justin Kass
	Title:	Managing Director

[Signature Page to Note Purchase Agreement]

ANNEX A.1

Investor and Principal Amount of Notes

Name of Participating Account / Investor	CUSIP – Purchased Notes	Principal Amount of Purchased Notes	Total Purchase Price	Name of Seller Account
Iconix Acquisition LLC	451055AG2	14,740,000	$11,349,800.00	Virtus AllianzGI Convertible & Income Fund
Iconix Acquisition LLC	451055AG2	11,140,000	$8,577,800.00	Virtus AllianzGI Convertible & Income Fund II
Iconix Acquisition LLC	451055AG2	4,185,000	$3,222,450.00	Virtus AllianzGI Income & Growth Fund
Iconix Acquisition LLC	451055AG2	25,740,000	$19,819,800.00	Allianz Income and Growth

[Remainder of Page Intentionally Left Blank]

ANNEX A.2

Investor Settlement Details

[REDACTED]

ANNEX B

NOTICE OF SETTLEMENT PROCEDURES

[REDACTED]

ANNEX C

SELLER SHARES

[REDACTED]